Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
FOUNDED 1866

October 10, 2006

New Sally Holdings, Inc.

2525 Armitage Avenue

Melrose Park, Illinois 60160

Re: Registration of 93,500,000 Shares of Common Stock, $0.01 par value

Ladies and Gentlemen:

We refer to Amendment No. 3 to the Registration Statement on Form S-4 (the “Registration Statement”) filed by New Sally Holdings, Inc., a Delaware corporation (“New Sally”), on October 10, 2006, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 93,500,000 shares of common stock, $0.01 par value (the “Registered Shares”), of New Sally. The Registered Shares are to be issued pursuant to the terms of the Investment Agreement, dated as of June 19, 2006 (as amended from time to time, the “Investment Agreement”), by and among Alberto-Culver Company, New Aristotle Company, Sally Holdings, Inc., New Sally and CDRS Acquisition LLC, pursuant to which, among other things, New Aristotle Company will merge with and into Alberto-Culver Company and the issued and outstanding shares of Alberto-Culver Company common stock will automatically convert into shares of New Sally common stock as more specifically provided in the Investment Agreement (the “Merger”).

We are familiar with the Certificate of Incorporation of New Sally and the resolutions adopted by the Board of Directors of New Sally relating to the Registration Statement and the Merger. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers of New Sally, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinion set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the forgoing, we are of the opinion that each share of New Sally common stock to be issued in the Merger will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act,

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

New Sally Holdings, Inc.

October 10, 2006

(ii) the Merger shall have become effective under the Delaware General Corporation Law and (iii) a certificate representing such share shall have been duly executed, countersigned, registered and delivered in accordance with the Investment Agreement.

This opinion letter is limited to the Delaware General Corporation Law and the federal laws of the United States of America. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the foregoing opinions expressed herein after the date hereof.

We do not find it necessary for the purposes of the opinions expressed in this letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various jurisdictions (other than the federal laws of the United States of America) to the issuance of the Registered Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our Firm included in the proxy statement/prospectus—information statement forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP